Exhibit 3.3

BYLAWS

OF

SKINTELLIGENCE, INC.
(A DELAWARE CORPORATION)

TABLE OF CONTENTS

(continued)

ii

BYLAWS
OF
SKINTELLIGENCE, INC.
(a Delaware corporation)

ARTICLE I

OFFICES

Section 1.                                          Registered Office.  The registered office of Skintelligence, Inc. (the “Company”) in the State of Delaware shall be in the City of Dover, County of Kent.

Section 2.                                          Other Offices.  The Company shall also have and maintain an office or principal place of business at such place as may be fixed by its Board of Directors of the Company (the “Board”) and may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Company may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 1.                                          Place of Meetings.  Meetings of the stockholders of the Company may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board.  The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.                                          Annual Meeting.  The annual meeting of the stockholders of the Company, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held at such place, on such date and such time, as the Board shall fix.  Nominations of persons for election to the Board and proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of meeting of stockholders, or (ii) by or at the direction of the Board.

Section 3.                                          Special Meetings.  Special meetings of the stockholders of the Company may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board, pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (iv) by the holders of stock entitled to cast not less than ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board shall fix.

Section 4.                                          Notice of Meetings.  Except as otherwise provided by the DGCL, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company.  Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or waived by electronic transmission by such person, either before or after such meeting, and will be waived by any such person by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any such person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.  Any notice by electronic transmission shall be subject to Section 232 of the DGCL.

Section 5.                                          Quorum.  At all meetings of stockholders, except where otherwise provided by the DGCL, the Certificate of Incorporation of the Company, as amended and restated from time to time (the “Certificate of Incorporation”), or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized and executed, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of any business.  In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the person who is the chair of the meeting or by the vote of the holders of a majority of the shares present or represented thereat, but no other business shall be transacted at such meeting until a quorum shall be present.  The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting and entitled to vote on the election of directors.  Where a separate vote by a class or classes or series is required, except where otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy, shall constitute a quorum entitled to take action with respect to that vote on the matter, and the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting shall be the act of such class or classes or series.

Section 6.                                          Adjournment and Notice of Adjourned Meetings.  Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the person who is the chair of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy.  When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.                                          Voting Rights.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock ledger of the Company on the record date, as determined by the process described in Article VI, Section 4 of these Bylaws, shall be entitled to vote at any meeting of stockholders.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting shall have the right to do so either in person, by remote communication, if applicable, or may authorize an agent or agents to act for such stockholder by proxy granted in accordance with Delaware law.  An agent so appointed need not be a stockholder.  No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Section 8.                                          List of Stockholders.  The Secretary of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing contained in these Bylaws shall require the Company to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that, the information required to gain access to such list is provided in the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company.  In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.  The list shall be open to examination of any stockholder during the time of the meeting as provided by the DGCL.

Section 9.                                          Joint Owners of Stock.  If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Company is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:  (a) if only one (1) vote, such person’s act binds all; (b) if more than one (1) vote, the act of the majority so voting binds all; (c) if more than one (1) vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL.  If the instrument so filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this Article II, Section 9 shall be a majority or even split in interest.

Section 10.                                   Action Without Meeting.

(a)                                 Unless otherwise provided in the Certificate of Incorporation, any action required by the DGCL to be taken at any annual or special meeting of the stockholders, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by telegram, cablegram or other electronic transmission (hereinafter “electronic transmission”), setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that action by written consent to elect directors, if less than unanimous, shall be in lieu of holding an annual meeting only if all the directorships to which directors could be elected at an annual meeting only if all the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.  Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(b)                                 Every written consent or electronic transmission under this Article II, Section 10 shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Company in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(c)                                  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents or electronic transmissions signed by a sufficient number of stockholders to take action were delivered to the Company as provided in Section 228(c) of the DGCL.

(d)                                 An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Article II, Section 10, provided that any such electronic transmission sets forth or is delivered with information from which the Company can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder, proxyholder or authorized person or persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Company’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Company or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board.  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 11.                                   Organization.  At every meeting of stockholders, the Chief Executive Officer, or if Chief Executive Officer is absent, the President, or if the President is absent, the Treasurer, or if the Treasurer is absent, a chairman of the meeting chosen by a majority of the stockholders entitled to vote, present in person, by remote communication, if applicable or represented by duly authorized and executed proxy, shall preside over the meeting and act as chairman.  The Secretary, or, in his or her absence, any designee of the Secretary, shall act as secretary of the meeting.

ARTICLE III

DIRECTORS

Section 1.                                          Number and Term of Office.  The authorized number of directors of the Company shall be fixed from time to time by resolution of the Board.  Directors need not be stockholders unless so required by the Certificate of Incorporation.  If for any cause, the directors shall not have been elected at an annual meeting or by written consent as provided in the DGCL, they may be elected as soon thereafter as convenient.

Section 2.                                          Powers.  The powers of the Company shall be exercised, its business conducted and its property controlled by the Board, except as may be otherwise provided by the DGCL or by the Certificate of Incorporation.

Section 3.                                          Term of Directors.  Directors shall be elected at each annual meeting of stockholders or by written consent as provided in the DGCL for a term of one (1) year or until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.  Each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation, disqualification, removal or other causes resulting in a vacancy or vacancies on the Board.  No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 4.                                          Vacancies.  Unless otherwise provided in the Certificate of Incorporation, any vacancies on the directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum of the directors, or by a sole remaining director.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.  A vacancy in the directors shall be deemed to exist under this Article III, Section 4 in the case of the death, resignation, disqualification, removal or other causes resulting in such vacancy.

Section 5.                                          Resignation.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Secretary of the Company, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board.  If no such specification is made, it shall be deemed effective at the pleasure of the Board.  Unless otherwise provided in the Certificate of Incorporation, when one (1) or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until such successor shall have been duly elected and qualified.

Section 6.                                          Removal.  Subject to any limitations imposed by applicable law, the entire Board or any director may be removed at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all then-outstanding shares of capital stock of the Company, entitled to vote generally at an election of directors.

Section 7.                                          Meetings.

(a)                                 Regular Meetings.  Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board may be held at any time or date and at any place within or without the State of Delaware designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means.  No further notice shall be required for a regular meeting of the Board.

(b)                                 Special Meetings.  Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chief Executive Officer, the President or any director.

(c)                                  Meetings by Electronic Communications Equipment.  Any member of the Board, or of any committee designated by the Board in accordance with Article III, Section 11, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)                                 Notice of Special Meetings.  Notice of the time and place of all special meetings of the Board shall be made either orally or in writing, by telephone, including a voice-messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means at least twenty-four (24) hours before the date and time of the special meeting.  If such notice is sent by United States mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the special meeting.  Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the special meeting and will be waived by any director by attendance thereat in person, by conference telephone or other remote communication, if applicable, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e)                                  Waiver of Notice.  The transaction of any business at any meeting of the Board, or any committee designated by the Board in accordance with Article III, Section 11, however called or noticed, or wherever held, shall be as valid as though the meeting was duly held after proper call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present who did not receive any call or notice shall sign a written waiver of notice or shall waive notice by electronic transmission.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting of the Board.

Section 8.                                          Quorum and Voting.  At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.                                          Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10.                                   Fees and Compensation.  Directors shall be entitled to compensation for their services as may be approved by the Board by resolution of the Board, including, if so approved, a fixed sum and expenses of attendance, if any, at each regular or special meeting of the Board and at any meeting of a committee of the Board.  Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 11.                                   Committees.

(a)                                 Executive Committee.  The Board may appoint an Executive Committee to consist of one (1) or more members of the Board.  The Executive Committee, to the extent permitted by the DGCL and as provided in the resolution of the Board shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Company.

(b)                                 Other Committees.  The Board may, from time to time, appoint such other committees as may be permitted by law.  Such other committees appointed by the Board shall consist of one (1) or more members of the Board and shall have such powers and perform such duties as may be permitted by the DGCL or prescribed by the resolution or resolutions of the Board creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)                                  Term.  The Board, subject to the foregoing provisions of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of such committee member’s death, voluntary resignation or removal from the committee or from the Board.  The Board may at any time for any reason remove any individual committee member, and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(d)                                 Meetings.  Unless the Board shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Article III, Section 11 may be held at any time and place within or without the State of Delaware as determined by the Board, or by any such committee, and when notice thereof has been given to each member of such committee in the manner provided in these Bylaws for the giving of notice to the members of the Board, no further notice of such regular meetings need be given thereafter.  Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided in these Bylaws for the giving of notice to members of the Board of the time and place of special meetings of the Board.  Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the special meeting and will be waived by any director by attendance thereat in person, by conference telephone or other remote communication, if applicable, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Unless otherwise provided by the Board in the resolution or resolutions authorizing the creation of the committee, a majority of the exact number of members of any such committee fixed from time to time by the Board, pursuant to a resolution or resolutions of the Board, shall constitute a quorum for the transaction of business of the committee, and the act of a majority of those present at any committee meeting at which a quorum is present shall be the act of such committee.

Section 12.                                   Organization.  At every meeting of the directors, the Chief Executive Officer, or if the Chief Executive Officer is absent, the President, or if the President is absent, the Treasurer, or if the Treasurer is absent, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting and act as the chairman.  The Secretary, or in his or her absence, any designee of the Secretary, shall act as secretary of the meeting.

ARTICLE IV

OFFICERS

Section 1.                                          Officers Designated.

(a)                                 General.  The officers of the Company shall include, if and when designated by the Board, the Chief Executive Officer, the President, the Treasurer,  the Secretary and any other officer duly appointed by the Board, all of whom shall be elected at the annual organizational meeting of the Board.  The Board may also appoint a Chief Operating Officer, one (1) or more Vice Presidents, an Assistant Secretary, a Controller, an Assistant Treasurer and such other officers and agents with such powers and duties as it shall deem necessary or appropriate.  The Board may assign such additional titles to one or more of the officers as it shall deem appropriate.  Any one person may hold any number of offices of the Company at any one time unless specifically prohibited therefrom by the Certificate of Incorporation or the DGCL.  The salaries and other compensation of the officers of the Company shall be fixed by or in the manner designated by the directors.

Section 2.                                          Tenure and Duties of Officers.  All officers of the Company shall hold office at the pleasure of the Board until their successors shall have been duly elected and qualified until such officers’ earlier death, resignation or removal.  Any officer elected or appointed by the Board may be removed at any time by the Board.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.  The officers of the Company shall have such powers and duties as may be prescribed by the Board.

(a)                                 Duties of Chairman of the Board of Directors.  The Chairman of the Board, when present and chosen by the Board in accordance with these Bylaws, shall preside at all meetings of the stockholders and the Board.  The Chairman of the Board shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

(b)                                 Duties of the Chief Executive Officer and the President.  The Chief Executive Officer and/or the President shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present.   The Chief Executive Officer and or the President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

(c)                                  Duties of Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board and shall record all acts and proceedings thereof in the minute book of the Company.  The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board and any committee thereof requiring notice.  The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.  The Chief Executive Officer may direct any officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each such officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time.

(d)                                 Duties of Treasurer.  The Treasurer shall keep or cause to be kept the books of account of the Company in a thorough and proper manner and shall render statements of the financial affairs of the Company in such form and as often as required by the Board or the Chief Executive Officer.  The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the Company.  The Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time.  The Chief Executive Officer may direct any officer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each such officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time.

Section 3.                                          Delegation of Authority.  The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.                                          Resignations.  Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the directors, the Chief Executive Officer, the President or to the Secretary.  Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.  Any resignation shall be without prejudice to the rights, if any, of the Company under any contract with the resigning officer.

Section 5.                                          Removal.  Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officer upon whom such power of removal may have been conferred by the directors.

ARTICLE V

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE COMPANY

Section 1.                                          Execution of Corporate Instruments.  The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Company any corporate instrument, certificate or document, or to sign on behalf of the Company the corporate name without limitation, or to enter into contracts and agreements on behalf of the Company, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Company.  All checks and drafts drawn on banks or other depositaries on funds to the credit of the Company or in special accounts of the Company shall be signed by such person or persons as the Board shall authorize so to do.  Unless expressly authorized or ratified by the Board in a resolution by the Board or within the agency power of an officer or director authorized or ratified by the Board, no officer, director, agent employee or other person shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 2.                                          Voting of Securities Owned by the Company.  All stock and other securities of other corporations owned or held by the Company for itself, or for other persons in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board, or, in the absence of such authorization, by the Chief Executive Officer, the President or the Treasurer.

ARTICLE VI

SHARES OF STOCK

Section 1.                                          Form and Execution of Stock Certificates.  Certificates for the shares of stock of the Company shall be in such form as is consistent with the Certificate of Incorporation and applicable law.  Every holder of stock in the Company shall be entitled to have a stock certificate signed by, or in the name of the Company by the Chief Executive Officer or the President and the Treasurer or the Secretary, representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.  Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Bylaw or otherwise required by law or with respect to this Bylaw a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.                                          Lost, Stolen or Destroyed Certificates.  A new certificate or certificates of the Company’s stock shall be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen, or destroyed.  The Company may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Company in such manner as it shall require or to give the Company a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company on account of the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of new certificate or certificates.

Section 3.                                          Transfers.  Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.  The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 4.                                          Fixing Record Dates.

(a)                                 In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)                                 In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Company, request the Board to fix a record date.  The Board shall promptly, but in any event within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Company’s registered office in Delaware shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)                                  In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 5.                                          Registered Stockholders.  The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of the Company’s stock entitled to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE VII

OTHER SECURITIES OF THE COMPANY

Section 1.                                          Execution of Other Securities.  All bonds, debentures, notes and other corporate securities of the Company, other than stock certificates (covered in Article VI), may be signed by the Chief Executive Officer or the Treasurer, or such other person as may be authorized by the Board.  Interest coupons appertaining to any such bond, debenture, note or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Secretary or the Treasurer or such other person as may be authorized by the Board, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture, note or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture, note or other corporate security so signed or attested shall have been delivered, such bond, debenture, note or other corporate security nevertheless may be adopted by the Company and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Company.

ARTICLE VIII

DIVIDENDS

Section 1.                                          Declaration of Dividends.  Dividends upon the capital stock of the Company, subject to the restrictions contained in the Certificate of Incorporation and the DGCL, if any, may be declared by the Board pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 2.                                          Dividend Reserve.  Before payment of any dividend, there may be set apart out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board shall think conducive to the interests of the Company, and the Board may modify or abolish any such reserve.

ARTICLE IX

FISCAL YEAR

Section 1.                                          Fiscal Year.  The fiscal year of the Company shall be fixed by resolution of the Board.

ARTICLE X

INDEMNIFICATION

Section 1.                                          Right to Indemnification.

(a)                                 Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.  The termination of any action, suit or proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

(b)                                 Any indemnitee shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees) actually and reasonably incurred by such indemnitee in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses, which such Court of Chancery or such other court shall deem proper.

(c)                                  In connection with any claim for indemnification, the Company shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Company to indemnify the indemnitee for the amount claimed.

(d)                                 Notwithstanding the foregoing, unless otherwise determined pursuant to the DGCL, no indemnification or advancement of expenses shall be made by the Company to an indemnitee in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

(e)                                  To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Bylaw, or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.  The Company may advance to any director or officer of the Company, prior to the final disposition of the proceeding, promptly following request therefor, all expenses (including attorneys’ fees) incurred by any such director or officer in connection with the defense and settlement of such proceeding, provided, however, that, if the DGCL requires, an advancement of expenses actually and reasonably incurred by such director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified by the Company for such expenses as authorized by the DGCL, this Bylaw or otherwise.

(f)                                   Without the necessity of entering into an express contract, all rights to indemnification and advancement of expenses conferred in this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Company and the indemnitee.

(g)                                 The rights to indemnification and to advancement of expenses conferred in this Bylaw shall not be exclusive of any other right which any indemnitee may have or hereafter acquire under any statute, the Certificate of Incorporation or Bylaws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

(h)                                 The indemnification and advancement of expenses provided by this Bylaw shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such indemnitee.

(i)                                    To the fullest extent permitted by the DGCL or any other applicable law, the Company, upon approval by the Board, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to these Bylaws.

(j)                                    Any repeal or modification of this Article X shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Company.

(k)                                 For the purposes of this Bylaw, the following definitions shall apply:

(1)                                 The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2)                                 The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3)                                 The term the “Company” shall include, in addition to the this Company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(4)                                 References to a “director,” “officer,” “employee,” or “agent” of the Company shall include, without limitation, situations where such person is serving at the request of the Company as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, trust or other entity.

(5)                                 References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company or any corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article X.

ARTICLE XI

NOTICES

Section 1.                                          Notices.

(a)                                 Notice to Stockholders.  Written notice to stockholders of stockholder meetings shall be given as provided in Article II, Section 4 herein.  Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex, or by electronic mail or other electronic means.

(b)                                 Notice to Directors.  Any notice required to be given to any director may be given by any method stated in subsection (a) of this Article XI, Section 1, or as provided for in Article III of these Bylaws. If such notice is not delivered pursuant to these Bylaws, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)                                  Affidavit of Mailing.  An affidavit of mailing, executed by a duly authorized and competent employee of the Company or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)                                 Methods of Notice.  It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)                                  Notice to Person with Whom Communication Is Unlawful.  Whenever notice is required to be given, under any provision of the DGCL, the Certificate of Incorporation or the Bylaws of the Company, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the Company is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XII

AMENDMENTS

Section 1.                                          Amendments.  The Board is expressly empowered to adopt, amend or repeal any Bylaw of the Company.  The stockholders shall also have power to adopt, amend or repeal any Bylaw of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by the DGCL or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class or series, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

CERTIFICATE OF SECRETARY

I HEREBY CERTIFY THAT:

I am the duly elected and acting Secretary of SKINTELLIGENCE, INC., a Delaware corporation (the “Company”); and

Attached hereto is a complete and accurate copy of the Bylaws of the Company as duly adopted by the Board of Directors by Unanimous Written Consent dated as of August 18, 2010, and said Bylaws are presently in effect.

IN WITNESS WHEREOF, I have hereunto subscribed my name of the Company on August 18, 2010.

/s/ Thomas Wiggans
THOMAS WIGGANS, SECRETARY